Exhibit 99.1

LIVEXLIVE MEDIA ANNOUNCES RECORD RESULTS FOR FIRST QUARTER 2019

●	Record revenue of $7.6 million, up 7% quarter over quarter, from $7.1 million in Q4 2018

●	Reached 489,000 paid subscribers at the end of Q1 2019, representing approximately 10% sequential growth; achieved +500,000 paid subscribers as of August 14, 2018

●	Livestreamed 5 music festivals in the quarter driving over 18 million views; 10 music festivals livestreamed and over 30 million views year-to-date

●	Livestreamed 120 hours and 175 artists in Q1; 180+ hours year-to-date, while developing a slate of original programming including 40+ pieces of short-form content published consisting of artist interviews, lifestyle segments and show pilots

●	Ended Q1 with $15.9 million in cash; improved financial strength by completing new 3-year $10.6 million senior secured convertible debentures financing and paying-off of legacy $3.5 million bank debt facility

WEST HOLLYWOOD, Calif., August 14, 2018 – LiveXLive Media, Inc. (Nasdaq: LIVX) (“LiveXLive”, or the “Company”), a global digital media company focused on live entertainment, today announced financial results for its first quarter ended June 30, 2018. LiveXLive posted revenue of $7.6 million in Q1 2019, as compared to $7.1 million in Q4 2018, driven by strong subscriber and advertising revenue growth. The Company recorded a loss from operations of $10.1 million, and net loss of $10.7 million in Q1 2019, driven by a higher number of festivals livestreamed and produced, coupled with operating investments made in Q1 to grow the Company, along with non-cash depreciation, amortization and stock compensation of $5.6 million. Excluding these non-cash expenses, Q1 2019 Adjusted Operating Loss* was $4.6 million.

“LiveXLive had a strong first quarter in fiscal 2019, with record revenue driven by solid growth in our paid subscriber base, which today has surpassed 500,000, and improved advertising revenue. The company livestreamed a record number of festivals, including more than 175 artists, to tens of millions of viewers, filmed and published over 40 pieces of original content and pilots,” said Rob Ellin, CEO and Chairman of LiveXLive.

In the first quarter of 2019, LiveXLive livestreamed 5 major festivals EDC Vegas (Las Vegas, NV), Rock on the Range (Columbus, OH), Hangout Music Festival (Gulf Shores, AL), Country 500 (Daytona, FL), and Rock in Rio (Lisbon, Portugal), as compared to 2 in the first quarter of 2018, Hangout Music Festival (Gulf Shores, AL) and Summerfest (Milwaukee, WI).

“We continue to deliver the most immersive and high quality livestreaming experience. Our unique market position allows us to truly partner with the top artists, festivals and music labels in the world,” continued Mr. Ellin. “LiveXLive is uniquely positioned to capitalize on the mega-trends in our industry – livestreaming, OTT delivery, mobile and social, shareable content. We are revolutionizing music streaming, being the first to aggregate live music content, combining social with livestreaming on a single platform, and enabling fans of all generations and genres of music to get the ‘best seat in the house’ to their favorite artists and festivals. When these advantages and levers are combined with our proprietary technology platform and a rapidly growing audience, it bodes well for the company’s monetization opportunities.”

“We continued to execute in Q1 2019, livestreaming a record number of festivals, acquiring more valuable festival rights and showing strong sequential growth across our paid subscribers and advertising platform,” said Michael Zemetra, CFO of LiveXLive. “With the issuance of our $10.6 million debentures in Q1 2019, we have sufficient capital to continue investing in more festivals and monetization growth opportunities in 2019.”

Recent and Q1 2019 Highlights

●	Signed partnership and distribution agreement with Dash Radio, adding more than 70 live and original curated channels to Slacker’s +300 curated Radio channels.

●	Partnered with several new festival owners, securing long-term digital rights in Q1 including The Sziget Festival, Montreux Jazz Festival and an expansion of the partnership with AEG for properties, including Global Dance Festival and the upcoming Decadence NYE Festival.

●	Entered into distribution agreements with Tencent, one of China’s largest internet companies, to distribute EDC Las Vegas into China, and Townsquare Media to distribute content for Rock on the Range and Country 500 festivals.

●	Expanded digital distribution with the launch of LiveXLive livestream across Amazon streaming media platform property Twitch Interactive.

●	Launched LiveXLive OTT apps across Roku, Apple TV and Amazon Fire. Added to the existing iOS, Android apps and desktop or mobile browsing, users can now enjoy live music on any screen, or device when and where they want.

●	Expanded the management team with key hires of Michael Zemetra as CFO and Jonathan Anastas as CMO, who have each led growth for billion dollar plus companies.

●	Engaged BDO USA LLC as the Company’s new external public accounting firm effective Q1 2019 to scale the Company’s audit requirements as the Company expands, grows and focuses on improving its internal control structure beginning in Q1 2019.

2

First Quarter 2019 and 2018 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017
Revenue	$7,590	$-
Operating loss	(10,102)	(1,874)
Adjusted Operating Loss *	(4,554)	(1,378)
Net Loss	(10,768)	(2,815)
Loss per share - basic	$(0.21)	$(0.07)
Loss per share - basic and dilluted	$(0.21)	$(0.08)

During the first quarter of 2019, the Company posted revenue of $7.6 million versus $0 in Q1 2018. The increase was largely due to the acquisition of Slacker Radio, Inc. (“Slacker”), which was acquired on December 29, 2017 and was not comparable to the prior period. In addition, the Company grew its paid subscriber base quarter-over-quarter by 10% or net 43,000 subscribers, ending Q1 2019 with 489,000 paid subscribers as compared to 446,000 subscribers at March 31, 2018. When compared to Q4 2018, the Company grew revenues 7% from $7.1 million to $7.6 million driven by increases in our paid subscriber base coupled with higher advertising and licensing revenue quarter over quarter.

LiveXLive streamed and produced a greater than expected number of festivals during its seasonally strong first fiscal quarter and made incremental investments to drive long-term growth. These growth activities drove a net loss of $10.7 million, loss from operations of $10.1 million and Adjusted Operating Loss* of $4.6 million.

Q1 2019 Operating Loss of $10.1 million increased as compared to Operating Loss of $1.9 million in Q1 2018. The $8.2 million increase was driven by $4.9 million higher non-cash depreciation, amortization and stock based compensation expense, $2.4 million from higher production costs and $0.9 million due to higher investments in sales and marketing, product development and general and administrative expenses to support the Company’s growth. Excluding the non-cash items discussed above, Q1 2019 operating loss decreased by $0.4 million or 10% sequentially from Q4 2018 largely driven by $0.5 million in internally capitalized software costs in Q1 2018 versus $0 in Q4 2018.

Q1 2019 Adjusted Operating Loss* (“AOL”) of $4.6 million was driven by Music Operations loss of $(2.9) million and Corporate loss of $(1.6) million, an increase of ($3.2) million from $(1.4) million in Q1 2018. The YOY increase in AOL was primarily due to increased (i) Music Operations loss of ($2.0) million driven by higher contribution margin losses of $2.4 million as a result of growth in the number of livestream productions YOY and net $2.1 million in higher sales and marketing and product development expenses to support growth initiatives, offset by improved contribution margins of $1.8 million from music subscription and advertising services and capitalized software costs of $0.5 million in Q1 2019 versus $0 in Q1 2018 and (ii) Corporate loss of ($1.2) million driven by higher general and administrative expenses to support Company growth. Q1 2019 AOL increased $2.2 million from Q4 2018 of $2.4 million largely due to the higher number of festivals livestreamed in Q1 from our Music Operations, and to a lesser extent from increased general and administrative expenses due to the timing of our 2018 year-end audit and addition of new Corporate personnel to support our growth initiatives, offset by capitalized software costs of $0.5 million in Q1 2019 versus $0 in Q4 2018.

*	Refer to “About Non-GAAP Financial Measures” within this release for definition of Adjusted Operating Loss.

3

Capital expenditures for Q1 2019 totaled approximately $0.5 million, which were largely driven by capitalized software costs associated with development of our new OTT and mobile app on Roku, Apple TV and Amazon in Q1 2019.

The Company finished Q1 2019 with approximately $15.9 million in cash and $10.6 million in long-term debt (inclusive of $1.0 million of deferred debt issuance costs).

Business Outlook

LiveXLive is providing full-year fiscal 2019 guidance as follows:

●	Revenue of $35-45 million

●	Adjusted Operating Loss** of $10-12 million

●	Capital expenditures in the range of $2-3million

●	Expectation to livestream 27 music festivals.

**	With respect to projected full year 2019 Adjusted Operating Loss, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted Operating Losses*. We expect that the variability of these items could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Conference call and Webcast

LiveXLive will host a webcast to provide a business update and discuss its first quarter 2019 results on Tuesday, August 14, 2018 at 5:00 p.m. ET (2:00 p.m. PT) DOMESTIC DIAL-IN: 888-317-6016 and INTERNATIONAL DIAL-IN: 412-317-6016. LiveXLive will make the webcast available on the Investor Relations section of its website at http://ir.livexlive.com/ir-home until September 14, 2018. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10123293.

####

About LiveXLive Media, Inc.

LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, one of the industry's leading live music video streaming platforms; Slacker Radio, a streaming music pioneer; and also produces original music-related content. LiveXLive is the first 'live social music network', delivering premium livestreams, digital audio and on-demand music experiences from the world's top music festivals and concerts, including Rock in Rio, EDC Las Vegas, Hangout Music Festival, and many more. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. Through its owned and operated Internet radio service, Slacker Radio (www.slacker.com), LiveXLive delivers its users access to millions of songs and hundreds of expert-curated stations. The Company also operates a social influencer network, LiveXLive Influencers. The Company is headquartered in West Hollywood, CA. For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

4

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles (“GAAP”), we present Adjusted Operating Loss (“AOL”), which is a non-GAAP financial measure, as a measure of our performance. The presentation of AOL is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use AOL to evaluate the performance of our operating segment. We believe that information about AOL assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOL is not calculated or presented in accordance with GAAP. A limitation of the use of AOL as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOL should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOL as presented herein may not be comparable to similarly titled measures of other companies.

AOL is defined as operating income (loss) before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, and (e) any charges in the period pursuant to formal plans to shut down and abandon LiveXLive Tickets, Inc. depreciation and amortization (including goodwill impairment, if any), and certain stock-based compensation expense.  Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2019 AOL, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from AOL. We expect that the variability of these items do have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

5

Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Certain statements contained in this earnings release (or otherwise made by us or on our behalf from time to time in other reports, filings with the U.S. Securities and Exchange Commission (the “SEC”), news releases, conferences, internet postings or otherwise) that are not statements of historical fact constitute “forward-looking statements” notwithstanding that such statements are not specifically identified. These forward-looking statements relate to our expectations or forecasts for future events, including without limitation our earnings, revenues, expenses, Adjusted Operating Losses, capital expenditures or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are not guarantees of future performance and are based on information available to us as of the date of this release and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including: our ability to integrate our acquired businesses, the ability of the combined businesses to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; the outcome(s) of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the music and live streaming space; our ability to capitalize on investments in developing our service offerings, including Slacker, Inc., our wholly owned subsidiary (“Slacker”), and LiveXLive apps to deliver and develop upon current and future technologies; significant product development expenses associated with our technology initiatives; our ability to deliver end-to-end network performance sufficient to meet increasing customer demands; our ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of our music content on our service platform; our ability to obtain and maintain international authorizations to operate our service over the proper foreign jurisdictions our customers utilize; our ability to expand our service offerings and deliver on our service roadmap; our ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across our platform; general economic and technological circumstances in the music and live streaming digital markets; our ability to obtain and maintain licenses for content used on legacy music platforms; the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners; unfavorable economic conditions in the airline industry and economy as a whole; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future music labels, festivals, publishers, or partners; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our plans of expansion in North America and internationally; fluctuation in our operating results; the demand for live and music streaming services and market acceptance for our products and services; our ability to generate sufficient cash flow to make payments on our indebtedness; our incurrence of additional indebtedness in the future; our ability to repay the convertible notes at maturing or to repurchase the convertible nets upon a fundamental change or at specific repurchase dates; the effect of the conditional conversion feature of the convertible notes; our compliance with the covenants in our debentures; and other risks and uncertainties set forth herein, including those factors described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 29, 2018, and our other filings with the SEC. The forward-looking statements contained in this press release speak only as of the date the statements were made. We do not undertake any obligation to update these forward-looking statements, unless required by law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Media Contact:

Julie Farman

LiveXLive Media, Inc.

jfarman@livexlive.com

(310) 597-0355

Investor Contacts:

Alex Wellins

The Blueshirt Group

alex@blueshirtgroup.com

(415) 217-5861

Chris Tyson

MZ North America

chris.tyson@mzgroup.us

(949) 491-8235

6

Financial Information

The tables below present financial results for the three month periods ended June 30, 2018 and 2017.

LiveXLive Media, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended	Three Months Ended
	June 30,	June 30,
	2018	2017

Revenue	$7,590	$-

Operating expenses:
Cost of Sales	8,435	410
Sales and Marketing	914	56
Product Development	1,843	-
General and Administrative	4,077	1,408
Amortization of Intangible Assets	2,423
Total operating expenses	17,692	1,874
Loss from operations	(10,102)	(1,874)

Other income (expense):
Interest expense, net	(616)	(635)
Other expense	(50)
Total other income (expense)	(666)	(635)

Loss before provision for income taxes	(10,768)	(2,509)

Provision for income taxes	-	-
Loss from continuing operations	(10,768)	(2,509)

Loss from operations of discontinued operations	-	(306)

Net loss	$(10,768)	$(2,815)

Net loss per share from continuing operation – basic and diluted	$(0.21)	$(0.07)
Net loss per share from discontinued operations – basic and diluted	$-	$(0.01)
Net loss per share – basic and diluted	$(0.21)	$(0.08)

Weighted average common shares – basic and diluted	51,527,861	35,528,121

7

LiveXLive Media, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	March 31,
Assets	2018	2018
Current Assets
Cash and cash equivalents	$15,855	$10,285
Restricted cash	185	3,685
Accounts receivable, net	3,444	2,990
Prepaid expense and other assets	1,508	1,759
Property and equipment, net	960	393
Goodwill	5,377	5,377
Intangible assets, net	41,076	43,499
Other assets	39	39
Total Assets	$68,444	$68,027

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$21,654	$19,874
Note payable	299	294
Bank debt	-	3,500
Deferred revenue	932	1,046
Secured convertible notes, net of discount	-	-
Unsecured convertible notes, net of discount	4,199	4,916
Secured convertible notes, net of discount and current maturities	9,606	-
Total Liabilities	36,690	29,630

Stockholders’ Equity
Common stock	52	51
Additional paid in capital	93,902	89,778
Accumulated deficit	(62,200)	(51,432)
Total stockholders' equity	31,754	38,397
Total Liabilities and Stockholders’ Equity	$68,444	$68,027

8

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited

	Revenue		Contribution Margin (Loss)		Operating Income (Loss) from Continuing Operations		Depreciation and Amortization		Stock-Based Compensation		Other Non- Recurring Costs		Adjusted Operating Loss **
	Actual	Pro Forma *	Actual	Pro Forma *	Actual	Pro Forma *	Actual	Pro Forma *	Actual	Pro Forma *	Actual	Pro Forma *	Actual	Pro Forma *
Three Months Ended June 30, 2018
Music Operations	$7,590	$-	$(979)	$-	$(6,440)	$-	$2,520	$-	$888	$-	$117	$-	$(2,915)	$-
Corporate	-	-	-	-	(3,662)	-	1	-	1,960	-	62	-	(1,639)	-
Total	$7,590	$-	$(979)	$-	$(10,102)	$-	$2,521	$-	$2,848	$-	$179	$-	$(4,554)	$-
Three Months Ended June 30, 2017
Music Operations	$-	$7,007	$(410)	$1,996	$(921)	$(2,455)	$3	$3	$-	$-	$-	$-	$(918)	$(2,452)
Corporate	-	-		-	(953)	(953)	3	3	490	490	-	-	(460)	(460)
Total	$-	$7,007	$(410)	$1,996	$(1,874)	$(3,408)	$6	$6	$490	$490	$-	$-	$(1,378)	$(2,912)

(1)	Other Non-Recurring Costs principally include certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date.

*	Pro forma includes the acquisition of Slacker, Inc., as if it was acquired effective April 1, 2017 and included in our historical financial results from continued operations.

**	See the definition of Adjusted Operating Loss under “About Non-GAAP Financial Measures” within this release.

9